Exhibit 99.1

Intellicheck Announces Fourth Quarter and Full-Year 2020 Financial Results

MELVILLE, NY – March 16, 2021 — Intellicheck, Inc. (Nasdaq: IDN), an industry leader in identification authentication solutions, today announced its financial results for the fourth quarter and full-year ended December 31, 2020. Total revenue for the fourth quarter ended December 31, 2020 grew 6% to $3,078,000 versus $2,896,000 in the prior year comparable period. Quarter over Quarter SaaS revenue for the fourth quarter grew 18% and totaled $3,012,000 versus $2,557,000 in the prior year comparable period and grew 23% sequentially over the third quarter of 2020.

CEO Bryan Lewis said, “We continued to show solid growth with total revenue for fiscal year 2020 up 40% over 2019 and SaaS revenue up 54% during the same period. During the fourth quarter, total revenue was up 6% over fourth quarter 2019, but more importantly, SaaS revenue was up 18% over the same period. Sequentially, fourth quarter SaaS revenue was up 23% versus third quarter 2020. We believe that given COVID-19, and the impact on store traffic, those numbers bode well for the future.”

Lewis noted that the COVID-19 pandemic has served to fuel what were already surging rates of identity theft and fraud raising consumer and market awareness of the toll it takes. “In the past year, one in five Americans fell victim to identity theft or attempted identity theft. According to a new Harris Research Poll, identity theft has become top-of-mind for 3 in 5 Americans this year and 60% expect that they will suffer financial loss as victims of identity theft. The need is there, and we remain confident that we have an important role to play in meeting that need.”

Gross profit as a percentage of revenues was 92.6% for the three months ended December 31, 2020 versus 88.8% in the prior year comparable period.

Net income for the three months ended December 31, 2020 was $1,260,000 or $0.07 per diluted share versus $106,000 or $0.01 per diluted share for the comparable prior year period.

Adjusted EBITDA (earnings before gains on debt forgiveness, interest and other income, income taxes, depreciation, amortization, stock-based compensation expense and certain non-recurring charges) was $635,000 for the fourth quarter of 2020 as compared to $216,000 in the prior year comparable period. A reconciliation of adjusted EBITDA to net income (loss) is provided elsewhere in this release.

Total revenue for the full year ended December 31, 2020 grew 40% to $10,735,000 versus $7,664,000 in the prior year comparable period. Year over year SaaS revenue grew 54% and totaled $9,373,000 versus $6,102,000 in the prior year comparable period.

Gross profit as a percentage of revenue was 86.7% for the year ended December 31, 2020 versus 87.0% in the prior year comparable period.

Net income for the fiscal year ended December 31, 2020 improved to $558,000 or $0.03 per diluted share versus a net loss of ($2,549,000) or ($0.16) per diluted share in the prior year comparable period. Adjusted EBITDA (earnings before gains on debt forgiveness, interest and other income, income taxes, depreciation, amortization, stock-based compensation expense and certain non-recurring charges) improved by approximately $2.1 million to of $329,000 for fiscal 2020 versus a loss of ($1,813,000) for fiscal 2019. A reconciliation of adjusted EBITDA to net income (loss) is provided elsewhere in this release.

Cash at December 31, 2020 totaled $13.1 million and stockholders’ equity totaled $22.2 million at the end of the period.

The financial results reported today do not take into account any adjustments that may be required in connection with the completion of the Company’s audit process and should be considered preliminary until Intellicheck files its Form 10-K for the fiscal year ended December 31, 2020.

Conference Call Information

The Company will hold an earnings conference call on March 16 at 4:30 p.m. ET/1:30 p.m. PT to discuss operating results. To listen to the earnings conference call, please dial 877-407-8037. For callers outside the U.S., please dial 201-689-8037.

A replay of the conference call will be available shortly after completion of the live event. To listen to the replay, please dial 877-660-6853 and use conference identification number 13717133. For callers outside the U.S., please dial 201-612-7415 and use conference identification number 13717133. The replay will be available beginning approximately two hours after the completion of the live event and will remain available until March 30, 2021.

INTELLICHECK, INC.

BALANCE SHEETS

DECEMBER 31, 2020 and 2019

	2020	2019

ASSETS
CURRENT ASSETS:
Cash	$13,121,392	$3,350,853
Accounts receivable, net of allowance of $42,974 and $42,055 as of December 31, 2020, and 2019, respectively	2,119,861	1,674,894
Other current assets	340,718	354,349
Total current assets	15,581,971	5,380,096

PROPERTY AND EQUIPMENT, net	138,870	181,731
GOODWILL	8,101,661	8,101,661
INTANGIBLE ASSETS, net	482,591	174,237
OPERATING LEASE RIGHT-OF-USE ASSET	31,131	151,668
OTHER ASSETS	4,250	7,778

Total assets	$24,340,474	$13,997,171

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$46,171	$95,388
Accrued expenses	1,638,798	1,408,086
Operating lease liability, current portion	32,620	125,851
Deferred revenue, current portion	402,782	572,391
Total current liabilities	2,120,371	2,201,716

OTHER LIABILITIES
Deferred revenue, long-term portion	8,662	13,322
Operating lease liability, long-term portion	-	32,620

Total liabilities	2,129,033	2,247,658

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Common stock – $.001 par value; 40,000,000 shares authorized; 18,410,458 and 16,041,650 shares issued and outstanding as of December 31, 2020 and 2019, respectively	18,410	16,042
Additional paid-in capital	138,569,746	128,668,583
Accumulated deficit	(116,376,715)	(116,935,112)
Total stockholders’ equity	22,211,441	11,749,513

Total liabilities and stockholders’ equity	$24,340,474	$13,997,171

INTELLICHECK, INC.

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

	2020	2019

REVENUES	$10,734,509	$7,663,658
COST OF REVENUES	(1,425,802)	(995,791)
Gross profit	9,308,707	6,667,867

OPERATING EXPENSES
Selling, general and administrative	5,893,371	5,658,958
Research and development	3,674,987	3,656,679

Total operating expenses	9,568,358	9,315,637

Loss from operations	(259,651)	(2,647,770)

OTHER INCOME
Gain on forgiveness of unsecured promissory note	796,100	-
Interest and other income	21,948	99,059
Total other income	818,048	99,059

Net income (loss)	$558,397	$(2,548,711)

PER SHARE INFORMATION:
Income (Loss) per common share -
Basic	$0.03	$(0.16)
Diluted	$0.03	$(0.16)

Weighted average common shares used in computing per share amounts -
Basic	17,324,150	15,792,470
Diluted	17,957,414	15,792,470

INTELLICHECK, INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Equity

BALANCE, December 31, 2018	15,638,765	$15,639	$127,290,467	$(114,386,401)	$12,919,705

Stock-based compensation expense	-	-	584,865	-	584,865
Exercise of stock options, net of cashless exercise of 21,864 shares	73,008	73	89,427	-	89,500
Issuance of shares for vested restricted stock grants	9,807	9	(9)	-	-
Exercise of warrants	320,070	321	703,833	-	704,154
Net loss	-	-	-	(2,548,711)	(2,548,711)

BALANCE, December 31, 2019	16,041,650	$16,042	$128,668,583	$(116,935,112)	$11,749,513

Stock-based compensation expense	-	-	409,477	-	409,477
Issuance of common stock, net of costs	1,769,230	1,769	10,567,698	-	10,569,467
Exercise of stock options, net of cashless exercise of 94,300 shares	689,901	690	203,468	-	204,158
Issuance of shares for vested restricted stock grants	24,778	24	(24)	-	-
Exercise of warrants	50,750	51	111,599	-	111,650
Settlement of executive bonuses with issuance of restricted stock units	14,993	15	84,695	-	84,710
Shares forfeited in exchange for withholding taxes	(180,844)	(181)	(1,475,750)	-	(1,475,931)
Net income	-	-	-	558,397	558,397

BALANCE, December 31, 2020	18,410,458	$18,410	$138,569,746	$(116,376,715)	$22,211,441

INTELLICHECK, INC.

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$558,397	$(2,548,711)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	179,405	249,895
Stock-based compensation expense	409,477	584,865
Change in provision for doubtful accounts	919	17,380
Forgiveness of unsecured promissory note	(796,100)	-
Changes in assets and liabilities:
(Increase) in accounts receivable	(445,886)	(672,840)
(Increase) in other current assets	(19,635)	(28,317)
Decrease in other assets	7,778	1,964
Increase in accounts payable and accrued expenses	260,892	703,223
(Decrease) in deferred revenue	(174,269)	(148,309)
Net cash used in operating activities	(19,022)	(1,840,850)

CASH FLOWS FROM INVESTING activities:
Purchases of software license	(400,000)	-
Purchases of property, plant and equipment	(44,900)	(20,088)
Collection on note receivable	29,017	42,120
Net cash (used in) provided by investing activities	(415,883)	22,032

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of common stock	10,569,467	-
Loan proceeds on unsecured promissory note under Paycheck Protection Program	796,100	-
Loan proceeds on unsecured promissory note under Economic Injury Disaster Loan program	10,000
Net proceeds from issuance of common stock from exercise of stock options	204,158	89,500
Proceeds from issuance of common stock from exercise of warrants	111,650	704,154
Withholding taxes paid on exercise of stock options and vesting of restricted stock units	(1,475,931)	-
Loan payments on unsecured promissory note	(10,000)	-
Net cash provided by financing activities	10,205,444	793,654

Net increase (decrease) in cash	9,770,539	(1,025,164)

CASH, beginning of year	3,350,853	4,376,017

CASH, end of year	$13,121,392	$3,350,853

Supplemental disclosure of noncash investing and financing activities:
Settlement of executive bonuses with restricted stock units	$84,710	$-

Adjusted EBITDA

We use Adjusted EBITDA as a non-GAAP financial performance measurement. Adjusted EBITDA is calculated by adjusting net income (loss) for certain reductions such as gains on debt forgiveness and interest and other income and certain addbacks such as income taxes, impairments of long-lived assets and goodwill, depreciation, amortization and stock-based compensation expense. Adjusted EBITDA is provided to investors to supplement the results of operations reported in accordance with GAAP. Management believes that Adjusted EBITDA provides an additional tool for investors to use in comparing our financial results with other companies that also use Adjusted EBITDA in their communications to investors. By excluding non-cash charges such as impairments of long-lived assets and goodwill, amortization, depreciation and stock-based compensation, as well as non-operating charges for interest and income taxes, investors can evaluate our operations and can compare the results on a more consistent basis to the results of other companies. In addition, Adjusted EBITDA is one of the primary measures management uses to monitor and evaluate financial and operating results.

We consider Adjusted EBITDA to be an important indicator of our operational strength and performance of our business and a useful measure of our historical operating trends. However, there are significant limitations to the use of Adjusted EBITDA since it excludes gains on debt forgiveness, interest and other income, impairments of long-lived assets and goodwill, stock-based compensation expense, all of which impact our profitability, as well as depreciation and amortization related to the use of long-term assets which benefit multiple periods. We believe that these limitations are compensated by providing Adjusted EBITDA only with GAAP net income (loss) and clearly identifying the difference between the two measures. Consequently, Adjusted EBITDA should not be considered in isolation or as a substitute for net income (loss) presented in accordance with GAAP. Adjusted EBITDA as defined by us may not be comparable with similarly named measures provided by other entities.

A reconciliation of GAAP net income (loss) to Non-GAAP Adjusted EBITDA follows:

	(Unaudited)
	Three Months Ended
	December 31,		Years Ended December 31,
	2020	2019	2020	2019
Net income (loss)	$1,259,656	$106,187	$558,397	$(2,548,711)
Reconciling items:
Gain on forgiveness of unsecured promissory note	(796,100)	-	(796,100)	-
Interest and other income	(3,762)	(34,681)	(21,948)	(99,059)
Depreciation and amortization	52,262	73,861	179,405	249,895
Stock-based compensation expense	122,568	71,041	409,477	584,865
Adjusted EBITDA	$634,624	$216,408	$329,231	$(1,813,010)

Contact

Investor Relations: Gar Jackson (949) 873-2789

Media and Public Relations: Sharon Schultz (302) 539-3747

About Intellicheck Nasdaq: IDN

Intellicheck (Nasdaq: IDN) is a trusted industry leader in technology solutions that stop identity theft and fraud with real-time identification authentication and age verification. We make it possible for our clients to increase revenues, improve customer service, and increase operational efficiencies. The company is focused on partnering with banks, credit card issuers and retailers to prevent fraud. Intellicheck also serves law enforcement agencies, national defense clients and diverse state and federal government agencies. For more information on Intellicheck, visit us on the web and follow us on follow us on LinkedIn, Twitter, Facebook, and YouTube.

Safe Harbor Statement

Statements in this news release about Intellicheck’s future expectations, including: the advantages of our products, future demand for Intellicheck’s existing and future products, whether revenue and other financial metrics will improve in future periods, whether Intellicheck will be able to execute its turn-around plan or whether successful execution of the plan will result in increased revenues, whether sales of our products will continue at historic levels or increase, whether brand value and market awareness will grow, whether the Company can leverage existing partnerships or enter into new ones, whether there will be any impact on sales and revenues due to an epidemic, pandemic or other public health issue and all other statements in this release, other than historical facts, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). These statements, which express management’s current views concerning future events, trends, contingencies or results, appear at various places in this release and use words like “anticipate,” “assume,” “believe,” “continue,” “estimate,” “expect,” “forecast,” “future,” “intend,” “plan,” “potential,” “predict,” “project,” “sense”, “strategy,” “target” and similar terms, and future or conditional tense verbs like “could,” “may,” “might,” “should,” “will” and “would” are forward-looking statements within the meaning of the PSLRA. This statement is included for the express purpose of availing Intellicheck, Inc. of the protections of the safe harbor provisions of the PSLRA. It is important to note that actual results and ultimate corporate actions could differ materially from those in such forward-looking statements based on such factors as: market acceptance of our products and the presently anticipated growth in the commercial adoption of our products and services; our ability to successfully transition pilot programs into formal commercial scale programs; continued adoption of our SaaS product offerings; changing levels of demand for our current and future products; our ability to reduce or maintain expenses while increasing sales; our ability to successfully expand the sales of our products and services into new areas including health care and auto dealerships; customer results achieved using our products in both the short and long term; success of future research and development activities; uncertainties around the duration and severity of the COVID-19 outbreak and its ultimate impact on our business and results of operations; our ability to successfully market and sell our products, any delays or difficulties in our supply chain coupled with the typically long sales and implementation cycle for our products; our ability to enforce our intellectual property rights; changes in laws and regulations applicable to the our products; our continued ability to access government-provided data; the risks inherent in doing business with the government including audits and contract cancellations; liability resulting from any security breaches or product failure, together with other risks detailed from time to time in our reports filed with the SEC. We do not assume any obligation to update the forward-looking information.